Exhibit 1.1

ATARA BIOTHERAPEUTICS, INC.

$100,000,000

COMMON STOCK

SALES AGREEMENT

November 1, 2023

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Atara Biotherapeutics, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Cowen and Company, LLC (“Cowen”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Cowen, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance. The issuance and sale of Common Stock through Cowen will be effected pursuant to the Registration Statement (as defined below) filed by the Company and after such Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock.

2. The Company shall file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus specifically relating to the Placement Shares (the “ATM Prospectus”) included as part of such registration statement, and shall, if necessary, prepare a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus and/or the ATM Prospectus included as part of such registration statement. The Company shall furnish to Cowen, for use by Cowen, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, if any, relating to the Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) under the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.” The ATM Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, if any, in the form in which such ATM Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Placement Shares that (i) is consented to by Cowen, hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

3. Placements. Each time that the Company wishes to issue and sell the Placement Shares hereunder (each, a “Placement”), it will notify Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 4) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule) and shall be addressed to each of the individuals from Cowen set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Cowen unless and until (i) in accordance with the notice requirements set forth in Section 5, Cowen declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 5, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to Cowen in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Cowen will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Cowen and Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

4. Sale of Placement Shares by Cowen. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market LLC (“Nasdaq”) to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages Cowen for a sale of Placement Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act (a “Block Sale”), the Company will provide Cowen, at Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as Cowen shall reasonably request. Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for the Common Stock. Cowen shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that Cowen will be successful in selling Placement Shares, and (ii) Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 4. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

5. Suspension of Sales.

(a) The Company or Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 5 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended in writing from time to time.

(b) Notwithstanding any other provision of this Agreement, (x) during any period in which the Company is, or would reasonably be deemed to be, in possession of material non-public information or (y) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, the Company and Cowen agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall cancel any instructions for the offer or sale of any Placement Shares, and (iii) Cowen shall not be obligated to sell or offer to sell any Placement Shares.

(c) If either Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Stock, it shall promptly notify the other party, and Cowen may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.

(d) This Agreement shall become effective on the date that the Commission declares the Registration Statement effective. Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall promptly notify Cowen, the Company shall not request the sale of any Placement Shares, and Cowen shall not be obligated to sell or offer to sell any Placement Shares.

6. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Cowen at which such Placement Shares were sold, after deduction for (i) Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (ii) any other amounts due and payable by the Company to Cowen hereunder pursuant to Section 8(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Cowen’s or its designee’s account (provided Cowen shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Cowen will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. Cowen will be responsible for providing DWAC instructions or instructions for delivery by other means with respect to the Placement Shares being sold. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date (other than as a result of a failure by Cowen to provide true and correct instructions for delivery), the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) (Company Indemnification) hereto, it will (i) hold Cowen harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Cowen any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

7. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Cowen that, unless such representation, warranty or agreement specifies a different time, as of (i) the date of this Agreement (or, in the case of paragraph (b) below, as of the date the Registration Statement initially became effective or, if later, as of the date the Registration Statement was amended or deemed amended), (ii) each Time of Sale (as defined below), (iii) each Settlement Date, and (iv) each Bring-Down Date (as defined below) (each date included in (i) through (iv), a “Representation Date”):

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have or will have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Placement Shares hereunder meets the requirements of General Instruction I.B.1 of Form S-3.

(b) No Misstatement or Omission. The Prospectus when filed complied or will comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments, supplements or documents incorporated by reference thereto, at the time it became effective or its date, as applicable, complied and as of each Representation Date, complied and will comply in all material respects with the Securities Act and did not and, as of each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to Agent’s Information (as defined below). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. As used herein, “Time of Sale” means with respect to each offering of Placement Shares pursuant to this Agreement, the time of Cowen’s initial entry into contracts with purchasers for the sale of such Placement Shares.

(c) Not an Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rule 405 of the rules and regulation of the Commission. The Company agrees to notify Cowen promptly upon the Company becoming an “ineligible issuer.”

(d) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of Cowen’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(e) The Sales Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f) Placement Shares. The Placement Shares, when issued and delivered, will be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, preemptive rights or other claim., and the issuance and sale of the Placement Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any of its Subsidiaries is a party.

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole, (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company or other Subsidiaries, by any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(i) Independent Accountants. Deloitte & Touche LLP, which has expressed its opinion with respect to certain financial statements of the Company and its Subsidiaries contained or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules and regulations of the Commission thereunder.

(j) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated Subsidiaries and presents fairly the information shown thereby in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable. Except as included therein, no other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder.

(k) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

(m) Capitalization. All of the outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Prospectus; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable; all outstanding shares of capital stock of the Company conform, and the Placement Shares, when they have been delivered and paid for in accordance with this Agreement, will conform, in all material respects to the information thereof in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Placement Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(n) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, by-laws or similar organizational documents, (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except in the case of (ii) or (iii) for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No Conflicts. The issue and sale of the Placement Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) the charter or by-laws of the Company, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; except in the case of (i) and (iii) for such violations that would not individually or in the aggregate have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Placement Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Securities Act of the Placement Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Placement Shares by Cowen.

(p) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its Subsidiaries is or may be a party or, to the knowledge of the Company, to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus.

(q) Intellectual Property. The Company and each of its Subsidiaries owns, possesses, or has the valid and enforceable right to use all Intellectual Property necessary for the conduct of the Company’s and its Subsidiaries’ businesses as now conducted or as proposed to be conducted, and as described in the Registration Statement and the Prospectus to be conducted. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any Intellectual Property owned or controlled by the Company or any of its Subsidiaries, except as disclosed to Cowen; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except as disclosed to Cowen; (C) the Intellectual Property owned by the Company and its Subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its Subsidiaries has received any written notice of any such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries; (F) there is no prior art or public or commercial activity of which the Company is aware that may render any patent included in the Intellectual Property owned or controlled by the Company or any of its Subsidiaries invalid or that would preclude the issuance of any patent on any patent application included in such Intellectual Property owned or controlled by the Company or any of its Subsidiaries, which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be; (G) to the Company’s knowledge, issued patents included in the Intellectual Property owned or controlled by the Company or any of its Subsidiaries are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application included in such Intellectual Property; (H) the Company and its Subsidiaries have has taken reasonable steps necessary to secure the interests of the Company and its Subsidiaries in the Intellectual Property purported to be owned or controlled by the Company or any of its Subsidiaries from all employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (I) the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential information and to the Company’s knowledge, no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or any of its Subsidiaries, all of whom are bound by written and enforceable confidentiality agreements; (J) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property; and (K) to the Company’s knowledge, no material technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any entity. “Intellectual Property” shall mean all patents, trademarks and service marks, trade names, trade dress, copyrights, copyrightable works, databases, licenses, inventions, invention registrations, invention disclosures, trade secrets, domain names, social media identifiers and accounts and other source indicators, software, technology, know-how (including other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) in the United States and foreign jurisdictions.

(r) Privacy Laws. The Company and each of its Subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws, statutes, judgments, orders, rules and regulations and any legal obligations regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its Subsidiaries of Personal Data (as defined below), including, without limitation, the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.); the California Consumer Privacy Act, (Cal. Civ. Code § 1798.100) (“CCPA”); and the Company and each its Subsidiaries have taken all necessary actions to be in material compliance with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). The Company and each of its Subsidiaries are in material compliance with applicable contractual obligations relating to the processing of Personal Data and have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their internal and external policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company provides accurate notice of its Policies to individuals from whom Personal Data are collected, to the extent that such notice is required by applicable Privacy Laws. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal information” as defined by the CCPA;

(v) “personal data” as defined by the GDPR; and (vi) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation to the extent such information is regulated under applicable Privacy Laws. To the knowledge of the Company and each of its Subsidiaries, none of the disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. Neither the Company nor any of its Subsidiaries (i) has received notice of any actual material liability under or relating to, or actual non-compliance with or violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law, in each case which would individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have at all times taken steps reasonably necessary in accordance with applicable Privacy Laws (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to protect such Personal Data against loss and against unauthorized access, use, modification, disclosure or other misuse. To the knowledge of the Company, there has been no unauthorized access to such Personal Data, which would individually or in the aggregate, have a Material Adverse Effect.

(s) IT Systems. To the Company’s knowledge, there has been no material security breach or attack or other material compromise of any of the Company’s and its Subsidiaries’ information technology and computer systems, networks, servers, hardware, software, websites, applications, databases and data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them and including all Personal Data), equipment or technology used in connection with the Company’s or its Subsidiaries’ business (“IT Systems and Data”), and (i) the Company and its Subsidiaries’ IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any material security breach, attack or compromise to their IT Systems and Data, (iii) the Company and each of its Subsidiaries have complied, and are presently in compliance with, and maintain reasonable controls, policies, procedures and safeguards to comply with, in all material respects, applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority relating to the privacy or security of its IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, acquisition, access, misappropriation, exfiltration, disclosure, corruption, modification, or the unauthorized use, transfer, export, storage, protection, disposal or other processing of such IT Systems and Data and to protect their confidential information and preserve the integrity, confidentiality, continuous operation, redundancy and security of all IT Systems and Data used in connection with their respective businesses, (iv) the Company and each of its Subsidiaries have implemented backup and disaster recovery technology consistent with applicable laws, and (v) there is no action, suit, investigation or proceeding before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging non-compliance with any of the foregoing which would individually or in the aggregate have a Material Adverse Effect.

(t) Export and Import Laws. Each of the Company and its Subsidiaries, and, to the Company’s knowledge, any director, officer, agent or employee of, or other person acting on behalf of, the Company has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries by any Governmental Authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended and in effect, the Export Control Reform Act of 2018, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents.

(v) Investment Company Act. The Company is not and, after receipt of payment for the Placement Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(w) Taxes. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement (taking into account applicable extensions) (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor has the Company nor any of its Subsidiaries received any notice of any tax deficiency from any taxing authority which is reasonably expected to be determined adversely to the Company or its Subsidiaries and which is reasonably expected to have) a Material Adverse Effect.

(x) Licenses and Permits. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct business as described in the Prospectus, including, without limitation, from the U.S. Food and Drug Administration (“FDA”) and equivalent foreign regulatory authorities, other than those the failure to possess or own would not reasonably be expected to result in a Material Adverse Effect, and the Company and each of its Subsidiaries have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Registration Statement and the Prospectus.

(y) Clinical Trials. Any clinical trials and human studies conducted by the Company and, to the knowledge of the Company, any clinical trials and human studies conducted on behalf of the Company or in which the Company has participated were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted, except where the failure to be so conducted would not reasonably be expected to have a Material Adverse Effect.

(z) Regulatory Compliance. The Company has no unresolved FDA Form 483, notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, or any other court or arbitrator or federal, state, local, or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) (the “FDCA”). The Company and its directors, officers, employees and agents is and have been in material compliance with applicable health care laws, including without limitation, the FDCA, the Public Health Service Act (42 U.S.C. §§ 201 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.) the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, and the regulation promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational, and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, “Health Care Laws”). The Company has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third-party has initiated or conducted any such notice or action. Neither the Company nor any of its officers, directors, employees, or agents has been or is currently excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

(aa) Healthcare Product Manufacturing. The manufacture, if any, of the Company’s and its Subsidiaries’ products and product candidates by or on behalf of the Company and its Subsidiaries is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Parts 210, 211 and 600, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States. Neither the Company nor any of its Subsidiaries has had any manufacturing site (whether Company-owned, Subsidiary-owned or that of a third party manufacturer for the Company’s or its Subsidiaries’ product candidates) subject to a governmental authority (including the FDA, the European Medicines Agency “EMA” or the Medicines and Healthcare products Regulatory Agency “MHRA”) shutdown or import or export prohibition, nor received any FDA, EMA, MHRA or other governmental authority “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s or its Subsidiaries’ product candidates, processes or operations, or similar correspondence or notice from the FDA, EMA, MHRA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, EMA, MHRA, or other governmental authority.

(bb) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(cc) Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and, except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that, as of the date hereof, the Company is not required to comply with Section 404 of the Sarbanes Oxley Act of 2002). Except as disclosed in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(dd) No Unlawful Payments. None of the Company, nor any of Nina Biotherapeutics, Inc., Pinta Biotherapeutics, Inc. or Santa Maria Biotherapeutics, Inc. (collectively, the “Predecessor Entities”), nor any of their respective subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company, the Predecessor Entities or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Compliance with Anti-Money Laundering Laws. The operations of the Company, the Predecessor Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company, the Predecessor Entities or any of their subsidiaries (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) Compliance with OFAC.

(A)

Neither the Company nor any of its Subsidiaries, nor any director, officer or employee of, nor to the Company’s knowledge, any agent, affiliate, representative, or other person acting on behalf of, the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any economic, financial or trade sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union (“EU”), His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized, or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria).

(B)

The Company will not, directly or indirectly, use the Net Proceeds, or lend, contribute or otherwise make available such Net Proceeds to any Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo in violation of any Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including Cowen).

(C)

For the past five (5) years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo in violation of any Sanctions.

(gg) No Registration Rights. Except such rights as have been validly waived and that are described in each of the Registration Statement and the Prospectus, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Placement Shares.

(hh) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Placement Shares.

(ii) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(jj) No Reliance. The Company has not relied upon Cowen or legal counsel for Cowen for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(kk) Brokers. Except for Cowen, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ll) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed on the Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. All of the Placement Shares that have been or may be sold under this Agreement have been approved for listing on the Nasdaq, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq shall have approved the Placement Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq’s listing rules that are then in effect.

(mm) FINRA Exemption. The Company qualifies as an “experienced issuer” (within the meaning of FINRA Conduct Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Conduct Rule 5110(h)(1)(C).

Any certificate signed by an officer of the Company and delivered to Cowen or to counsel for Cowen in connection with this Agreement shall be deemed to be a representation and warranty by the Company to Cowen as to the matters set forth therein.

The Company acknowledges that Cowen and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel to the Company and counsel to Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

8. Covenants of the Company. The Company covenants and agrees with Cowen that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Cowen promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Cowen’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Cowen (provided, however, that the failure of Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement, provided, further, that the only remedy Cowen shall have with respect to the failure to make such filing (other than Cowen’s rights under Section 10 hereof) shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Cowen within a reasonable period of time before the filing and Cowen has not reasonably objected thereto (provided, however, that (A) the failure of Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that (B) the only remedy Cowen shall have with respect to the failure by the Company to provide Cowen with such copy or the filing of such amendment or supplement despite Cowen’s objection (other than Cowen’s rights under Section 10 hereof) shall be to cease making sales under this Agreement) and the Company will furnish to Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify Cowen if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise. Prior to the initial sale of any Placement Shares, the Company shall file a final Prospectus Supplement pursuant to Rule 424(b) relating to the Placement Shares.

(b) Notice of Commission Stop Orders. The Company will advise Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Cowen to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to Cowen and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Cowen may from time to time reasonably request and, at Cowen’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Cowen to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act, which requirement may be satisfied by publicly filing the required information on EDGAR.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 12 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 8(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Cowen in connection therewith shall be paid by Cowen except as set forth in (vii) and (viii) below), (iv) the printing and delivery to Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees and associated legal expenses of Cowen’s outside counsel for filings with the FINRA Corporate Financing Department, in an amount not to exceed $20,000, and (viii) the reasonable fees and disbursements of Cowen’s counsel in an amount not to exceed $75,000.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, and for five (5) Trading Days following the termination of any Placement Notice given hereunder, the Company shall provide Cowen notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or any other equity awards, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus, employee stock purchase or other stock plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with any joint venture, commercial, strategic or collaborative relationship, acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Cowen in advance or (iv) any shares of common stock issuable upon the exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the Company to provide notice to Cowen, to file a registration statement under the Securities Act.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Cowen pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Cowen or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Cowen may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K, the number of the Placement Shares sold through Cowen under this Agreement, and the gross proceeds and Net Proceeds to the Company from the sale of the Placement Shares and the compensation paid by the Company with respect to sales of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(m) Bring-Down Dates; Certificate. On or prior to the First Delivery Date and each time the Company (i) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 8(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement filed after the date hereof but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release or other information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 under the Exchange Act) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Bring-Down Date”); the Company shall furnish Cowen with a certificate, in the form attached hereto as Exhibit 7(m) within five (5) Trading Days of any Bring-Down Date if requested by Cowen. The requirement to provide a certificate under this Section 8(m) shall be automatically waived for any Bring-Down Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date; provided, however, that such waiver shall not apply for any Bring-Down Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Bring-Down Date when the Company relied on such waiver and did not provide Cowen with a certificate under this Section 8(m), then before the Company delivers the Placement Notice or Cowen sells any Placement Shares, the Company shall provide Cowen with a certificate, in the form attached hereto as Exhibit 8(m), dated the date of the Placement Notice.

(n) Legal Opinion. (i) On or prior to the First Delivery Date, the Company shall cause to be furnished to Cowen a written opinion of Sidley Austin LLP, or other counsel satisfactory to Cowen (“Company Counsel”), in form and substance reasonably satisfactory to Cowen and its counsel, dated the date that the opinion is required to be delivered, and (ii) within the later of (A) five (5) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable and (B) the date a Placement Notice is first delivered by the Company following such Bring-Down Date, the Company shall cause to be furnished to Cowen a negative assurance letter of Company Counsel, or other counsel satisfactory to Cowen, in form and substance reasonably satisfactory to Cowen and its counsel, dated the date that the opinion is required to be delivered; provided, however, that the Company shall not be required to furnish Cowen any such negative assurance letter if Davis Polk & Wardwell LLP or other counsel satisfactory to Cowen (“Cowen Counsel”) does not also concurrently deliver a negative assurance letter to Cowen dated as of such date, which negative assurance letter of Cowen Counsel shall cover statements substantially similar to those covered by such negative assurance letter of Company Counsel.

(o) Comfort Letter. On or prior to the First Delivery Date and within the later of (A) five (5) Trading Days of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, and (B) the date a Placement Notice is first delivered by the Company following a Bring-Down Date, the Company shall cause its independent accountants to furnish Cowen a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Common Stock to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Cowen; provided, however, that the Company may bid for and purchase shares of its common stock in accordance with Rule 10b-18 under the Exchange Act.

(q) Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(r) Compliance with Laws. The Company and each of its Subsidiaries will use commercially reasonable efforts to maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(s) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u) No Offer to Sell. Other than the Prospectus or a Permitted Free Writing Prospectus, neither Cowen nor the Company (including its agents and representatives, other than Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(v) Sarbanes-Oxley Act. The Company and its Subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

9. Conditions to Cowen’s Obligations. The obligations of Cowen hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by Cowen of a due diligence review satisfactory to Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by Cowen in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Cowen shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Cowen’s reasonable opinion is material, or omits to state a fact that in Cowen’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Company Counsel Legal Opinion. Cowen shall have received the opinion and negative assurance letters of Company Counsel required to be delivered pursuant to Section 8(n) on or before the date on which such delivery of such opinion and negative assurance letter is required pursuant to Section 8(n).

(f) Cowen Counsel Legal Opinion. Cowen shall have received from Davis Polk & Wardwell LLP, counsel for Cowen, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 8(n), with respect to such matters as Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) Comfort Letter. Cowen shall have received the Comfort Letter required to be delivered pursuant to Section 8(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 8(o).

(h) Representation Certificate. Cowen shall have received the certificate required to be delivered pursuant to Section 8(m) on or before the date on which delivery of such certificate is required pursuant to Section 8(m).

(i) Secretary’s Certificate. On or prior to the First Delivery Date, Cowen shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to Cowen and its counsel.

(j) No Suspension. Trading in the Common Stock shall not have been suspended on Nasdaq.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 8(m), the Company shall have furnished to Cowen such appropriate further information, certificates and documents as Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Cowen with such conformed copies of such opinions, certificates, letters and other documents as Cowen shall have reasonably requested.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the issuance of any Placement Notice.

(n) No Termination Event. There shall not have occurred any event that would permit Cowen to terminate this Agreement pursuant to Section 12(a).

10. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless Cowen, the directors, officers, partners, employees and agents of Cowen and each person, if any, who (i) controls Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 10(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Cowen, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission, or alleged untrue statements or omissions, made in reliance upon and in conformity with the Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Cowen Indemnification. Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Cowen, the Company and Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Cowen on the other. The relative benefits received by the Company on the one hand and Cowen on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Cowen (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Cowen, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Cowen agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for the purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(d), Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Cowen, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a) Cowen shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of Cowen, may materially impair the ability of Cowen to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 8(m), 8(n), or 8(o), Cowen’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; or (iii) any other condition of Cowen’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(g) (Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Applicable Law; Consent to Jurisdiction) and Section 18 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Cowen elects to terminate this Agreement as provided in this Section 12(a), Cowen shall provide the required notice as specified in Section 13 (Notices).

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(g), Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c) Cowen shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(g), Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 8(g), Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8(g), Section 10, Section 11, Section 17 and Section 18 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

13. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, fax no. 646-562-1130, Attention: General Counsel, email: Bradley.friedman@cowen.com; or if sent to the Company, shall be delivered to Atara Biotherapeutics, Inc., 2380 Conejo Spectrum Street, Suite 200, Thousand Oaks, California 91320; attention: CFO and Chief Legal Officer with a copy to Sidley Austin LLP, 555 California St., Suite 2000, San Francisco, CA 94104, attention: Carlton Fleming. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), and (iv) when delivered by electronic communication (“Electronic Notice”), at the time receipt of such Electronic Notice is actually acknowledged by any of the individuals to whom the Electronic Notice is sent, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Cowen may assign its rights and obligations hereunder to an affiliate of Cowen without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

15. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

16. Entire Agreement; Amendment; Severability; Termination of 2021 Sales Agreement. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. For the avoidance of doubt, the Company and Cowen hereby agree that this Agreement supersedes and replaces that certain Sales Agreement by and between the Company and Cowen, dated November 26, 2021, which termination shall be effective upon the declaration by the Commission of the effectiveness of the Registration Statement, provided that the provisions of Section 8(g), Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect.

17. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18. Waiver of Jury Trial. The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

19. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Cowen has been retained solely to act as sales agent in connection with the sale of the Placement Shares and that no fiduciary, advisory or agency relationship between the Company and Cowen has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Cowen has advised or is advising the Company on other matters;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

21. Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that Cowen is a Covered Entity (as defined below) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from Cowen of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that Cowen is a Covered Entity and Cowen or a BHC Act Affiliate (as defined below) of Cowen becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against Cowen are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)

For purposes of this Section 21; (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. Definitions. As used in this Agreement, the following term has the meaning set forth below:

(b) “Agent’s Information” means, solely the following information in the Prospectus: last sentence of the ninth paragraph under the caption “Plan of Distribution” in the Prospectus.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:	/s/ Michael Murphy
Name:	Michael Murphy
Title:	Managing Director

ACCEPTED as of the date first-above written:

ATARA BIOTHERAPEUTICS, INC.

By:	/s/ Eric Hyllengren
Name:	Eric Hyllengren
Title:	Chief Financial Officer

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[	]
Cc:	[	]
To:	[	]
Subject:	Cowen At the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Atara Biotherapeutics, Inc. (the “Company”), and Cowen and Company, LLC (“Cowen”) dated November 1, 2023 (the “Agreement”), I hereby request on behalf of the Company that Cowen sell up to [ ] shares of the Company’s common stock, par value $0.0001 per share, at a minimum market price of $[ ] per share. Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold][the aggregate sales price of the shares reaches $[ ]].

SCHEDULE 2

Company:

•	Pascal Touchon
•	Eric Hyllengren

Cowen:

•	Michael Murphy
•	Adriano Pierroz
•	Ryan Eurick

SCHEDULE 3

Compensation

Cowen shall be paid compensation up to 3% of the gross proceeds from the sales of Common Stock pursuant to the terms of this Agreement.

Exhibit 8(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________, of Atara Biotherapeutics, Inc. (“Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 8(m) of the Sales Agreement dated November 1, 2023 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned.

(i) The representations and warranties of the Company in Section 7 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date: